Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the inclusion in this Annual Report (Form 10-K) of G-III Apparel Group, Ltd. and subsidiaries of our report dated March 31, 2009, with respect to the consolidated financial statements of G-III Apparel Group, Ltd. and subsidiaries, included in the fiscal 2009 Annual Report to Shareholders of G-III Apparel Group, Ltd. and subsidiaries.
Our audits also included the financial statement schedule of G-III Apparel Group, Ltd. and subsidiaries listed in Item 15(a). This schedule is the responsibility of G-III Apparel Group Ltd. and subsidiaries management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is March 31, 2009, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 33-45460) of G-III Apparel Group, Ltd.,

(2)	Registration Statement (Form S-8 No. 33-45461) of G-III Apparel Group, Ltd.,

(3)	Registration Statement (Form S-8 No. 33-81066) of G-III Apparel Group, Ltd.,

(4)	Registration Statement (Form S-8 No. 333-51765) of G-III Apparel Group, Ltd.,

(5)	Registration Statement (Form S-8 No. 333-80937) of G-III Apparel Group, Ltd.,

(6)	Registration Statement (Form S-8 No. 333-39298) of G-III Apparel Group, Ltd.,

(7)	Registration Statement (Form S-8 No. 333-115010) of G-III Apparel Group, Ltd.,

(8)	Registration Statement (Form S-8 No. 333-125804) of G-III Apparel Group, Ltd.,

(9)	Registration Statement (Form S-8 No. 333-143974) of G-III Apparel Group, Ltd.,

(10)	Registration Statement (Form S-3 No. 333-136445) of G-III Apparel Group, Ltd.,
of our report dated March 31, 2009, with respect to the consolidated financial statements of G-III Apparel Group, Ltd. and subsidiaries included herein, our report dated March 31, 2009, with respect to the effectiveness of internal control over financial reporting of G-III Apparel Group, Ltd. and subsidiaries, included herein, and our report included in the preceding paragraph with respect to the financial statement schedule of G-III Apparel Group, Ltd. and subsidiaries included in this Annual Report (Form 10-K) of G-III Apparel Group, Ltd. and subsidiaries for the year ended January 31, 2009
/s/ ERNST & YOUNG LLP
New York, New York
April 14, 2009